Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of HearUSA, Inc. (the “Company”) for the period ending December 25, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Stephen J. Hansbrough, Chief Executive Officer and Gino Chouinard, Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Stephen J. Hansbrough
Stephen J. Hansbrough
Chief Executive Officer
HearUSA, Inc.
February 28, 2005

/s/Gino Chouinard
Gino Chouinard
Chief Financial Officer
HearUSA, Inc.
February 28, 2005